Exhibit 3.2

BY-LAWS

of

INTERSTATE HOTELS & RESORTS, INC.

(A Delaware Corporation)

AS AMENDED AND RESTATED ON DECEMBER 14, 2007

ARTICLE 1
DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1	“Assistant Secretary” means an Assistant Secretary of the Corporation.
1.2	“Assistant Treasurer” means an Assistant Treasurer of the Corporation.
1.3	“Board” means the Board of Directors of the Corporation.

1.4 “By-laws” means the initial by-laws of the Corporation, as amended from time to time.

1.5 “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.6 “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7 “Corporation” means Interstate Hotels & Resorts, Inc..

1.8 “Directors” means directors of the Corporation.

1.9 “Entire Board” means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

1.10 “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.11 “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.12	“President” means the President of the Corporation.
1.13	“Secretary” means the Secretary of the Corporation.
1.14	“stockholders” means stockholders of the Corporation.
1.15	“Treasurer” means the Treasurer of the Corporation.
1.16	“Vice President” means a Vice President of the Corporation.

ARTICLE 2
STOCKHOLDERS

2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

2.2 Annual Meeting. A meeting of stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day or as may be determined by the Board and designated in the notice of meeting.

2.3 Other Special Meetings. A special meeting of stockholders (other than a special meeting for the election of Directors), unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Board, by the President or by a majority of the Directors. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.5 hereof or in any waiver of notice thereof given pursuant to Section 2.6 hereof. Any power of stockholders to call a special meeting is specifically denied.

2.4 Fixing Record Date. For the purpose of (a) determining the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting or (y) in the case of clause (a)(iii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

2.4.1 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

2.4.2 The record date for determining stockholders for any purpose other than that specified in Sections 2.4.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

2.5 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 2.4 and 2.6 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these by-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary that the notice required by this Section 2.5 has been given shall be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the stockholder or stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

2.7 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder’s agent, or attorney, at the stockholder’s expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.8 Quorum of Stockholders; Adjournment; Order of Business. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of one-third of all outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chair shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record of stockholders determined in accordance with Section 2.4 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast affirmatively or negatively on any such matter at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder’s proxy and shall state the number of shares voted. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

2.10 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

2.11 Organization. At each meeting of stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

2.12 Written Consent of Stockholders Not Permitted. Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meting of such holders and may not be taken by any consent in writing by such stockholders.

2.13 Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as Directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and these By-laws. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the

Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficially owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

ARTICLE 3
DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the stockholders.

3.2 Number; Qualification. The Board shall consist of not less than three (3) and not more than fifteen (15) members. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the Entire Board that would be in office, if no vacancy existed, whether or not present at a meeting. Directors need not be stockholders.

3.3 Classes; Term; Vacancies. The directors of the Corporation shall be divided into three Classes, designated “Class I”, “Class II” and “Class III” respectively. The initial term of office of Class I shall expire at the first annual meeting of stockholders of the Corporation following the end of the Corporation’s fiscal year ending December 31, 1998. The initial term of office of Class II shall expire at the first annual meeting of stockholders of the Corporation following the end of the Corporation’s fiscal year ending December 31, 1999, and the initial term of office of Class III shall expire at the first annual meeting of stockholders of the Corporation following the end of the Corporation’s fiscal year ending December 31, 2000. Commencing with the annual meeting of stockholders of the Corporation at which the initial term of office of the Class I directors expires, each director elected to succeed those directors whose terms have thereupon expired shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

3.4 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

3.5 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.6 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.7 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

3.8 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

3.9 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

3.10 Special Meetings. Special meetings of the Board may be called by the Chairman, the President or the Secretary or majority of the Entire Board then serving on at least one day’s notice to each Director given by one of the means specified in Section 3.13 hereof other than by mail, or on at least three days’ notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

3.11 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

3.12 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day’s notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.13 Notice Procedure. Subject to Sections 3.10 and 3.16 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

3.14 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

3.15 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.16 Quorum of Directors. Except as otherwise expressly provided by statute or the Certificate of Incorporation, the presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

3.17 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.18 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4
COMMITTEES OF THE BOARD

The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate 1 or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in the By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

ARTICLE 5
OFFICERS

5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the Entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.7 Chief Executive Officer. The Chief Executive Officer shall have responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of the Chief Executive Officer and such other duties as may be prescribed from time to time by the Board.

5.8 President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of the stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

5.9 Vice Presidents. At the request of the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

5.10 Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

5.11 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

5.12 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.

ARTICLE 6
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2 Loans. The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

ARTICLE 7
STOCK AND DIVIDENDS

7.1 Certificates of Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

7.2 Transfer of Stock. Transfers of stock shall be made only on the stock transfer books of the Corporation and upon surrender of the certificate previously issued therefor which is outstanding and not canceled, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, except that uncertificated shares shall be transferred upon receipt of proper transfer instructions from the record holder thereof. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

7.3 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

7.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate of stock or uncertificated shares be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of proof satisfactory to the Board of Directors of such loss, theft or destruction. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise such loss, theft or destruction in such manner as the Board of Directors may require and to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate of stock or uncertificated shares.

7.5 Registered Stockholders. A person in whose name shares of stock are registered on the books of the Corporation shall be deemed the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

ARTICLE 8
INDEMNIFICATION

8.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 8.

8.2 Advancement of Expenses. The Corporation shall reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

8.3 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

8.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

8.6 Binding Effect. The rights to indemnification and to the advancement of expenses conferred in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or there after arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.7 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

8.8 Service Deemed at Corporation’s Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

ARTICLE 9
BOOKS AND RECORDS

9.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

ARTICLE 10
SEAL

The corporate seal, if the Board elects to adopt one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11
FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

ARTICLE 12
PROXIES AND CONSENTS

Unless otherwise directed by the Board, the Chairman, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

ARTICLE 13
OFFICES

13.1 Registered Office. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, State of Delaware; and its registered agent at such address is Corporation Trust Company.

13.2 Other Offices. The Corporation may also have offices, including its principal office, at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE 14
EMERGENCY BY-LAWS

Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation’s directors cannot be readily assembled because of some catastrophic event. During such emergency:

14.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, President, any Vice President, Secretary, or Treasurer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

14.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

14.3 Actions Permitted To Be Taken. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

14.3.1 prescribe emergency powers to any officer of the Corporation;

14.3.2 delegate to any officer or Director, any of the powers of the Board;

14.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

14.3.4 relocate the principal place of business, or designate successive or simultaneous principal places of business; and

14.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

ARTICLE 15
AMENDMENTS

These By-laws of the Corporation may be altered or repealed and new By-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of not less than a majority of all votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in the election of directors, provided, however, that any proposed alteration or repeal of, or the adoption of any by-law inconsistent with, Sections 2.4, 2.14 and 2.15 of Article 2 of these By-laws, 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 of Article 3 of these By-laws, by stockholders shall require the affirmative vote of not less than two-thirds of all votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in the election of directors, or (ii) by the affirmative vote of a majority of the Board.